CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Trustees and Shareholders
Putnam High Yield Advantage Fund:

We consent to the use of our report dated January 2, 2002, incorporated in this Registration Statement by reference, to the Putnam High Yield Advantage Fund, and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Accountants and Financial Statements" in the Statement of Additional Information.

                                                /s/ KPMG LLP

Boston, Massachusetts
March 25, 2002